EXHIBIT 99.1

DEFINITIVE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONGST

REAC GROUP, INC.

AND

FLORIDA BEAUTY EXPRESS INC.

FLORIDA BEAUTY FLORA INC.

FLORAL LOGISTICS OF MIAMI INC.

FLORAL LOGISTICS OF CALIFORNIA INC.

TEMPEST TRANSPORTATION INC.

Dated as of December 26, 2019

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TABLE OF CONTENTS

MERGER		5
1.1.	The Merger	5
1.2.	The Effective Time of the Merger	6
1.3.	Effect of Merger	6
1.4.	Articles and By-Laws of Surviving Corporation	6
1.5.	Taking of Necessary Action	6

CONVERSION AND EXCHANGE OF SECURITIES		6
2.1.	Conversion of Shares	6
	(a) Effect of Share Conversion	6
	(b) No Further Rights in Company Common Stock	7
2.2.	Exchange of Stock Certificates	7
	(a) Exchange at Closing	7
	(b) Closing of the Company’s Stock Transfer Books	7
	(c) Effect of Escheat Laws	7
	(d) Lost Stock Certificates	7
	(e) Risk of Loss	7
2.3.	Shares of Dissenting Stockholders	8
2.4.	Stock Legends	8

REPRESENTATIONS AND WARRANTIES OF THE COMPANY		8
3.1.	Organization, Good Standing and Qualification of Company; Articles and By-Laws	8
3.2.	Corporate Power of Company	9
3.3.	Subsidiary	9
3.4.	Capitalization	9
3.5.	Valid and Binding Agreement of Company	9
3.6.	No Breach of Statute or Contract	10
3.7.	Financial Information	10
3.8.	Absence of Undisclosed Liabilities	10
3.9.	Absence of Certain Changes	10
3.10.	Taxes	10
3.11.	Contracts; Insurance	12
3.12.	Litigation	13
3.13.	Title to Properties; Liens and Encumbrances	13
3.14.	Compliance	13
3.15.	Compliance with Environmental Laws	13
3.16.	Brokers or Finders	14
3.17.	Permits and Licenses	14
3.18.	Banking Arrangements	14
3.19.	Interest in Assets	14
3.20.	Employee Benefit Plans	14
3.21.	Labor Discussions	15
3.22.	Untrue or Omitted Facts	15

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REPRESENTATIONS AND WARRANTIES OF ACQUIROR		15
4.1.	Organization, Good Standing and Qualification	15
4.2.	Articles of Incorporation and By-Laws	15
4.3.	Subsidiary	16
4.4.	Capitalization	16
4.5.	Corporate Authority; Binding Nature of Agreement	16
4.6.	No Breach of Statute or Contract	17
4.7.	SEC Reports and Acquiror Financial Statements	17
4.8.	Financial Information	17
4.9.	Issuance of Acquiror Common and Preferred Stock	17
4.10.	Brokers or Finders	17
4.11.	Consents	17
4.12	Litigation	18
4.13.	Absence of Undisclosed Liabilities	18
4.14.	Absence of Certain Changes	18
4.15.	Taxes	18
4.16.	Contracts; Insurance	20
4.17.	Title to Properties; Liens and Encumbrances	21
4.18.	Intellectual Property	21
4.19.	Compliance	21
4.20.	Compliance with Environmental Laws	22
4.21.	Accounts and Notes Receivable	22
4.22.	Permits and Licenses	22
4.23.	Banking Arrangements	22
4.24.	Interest in Assets	22
4.25.	Employee Benefit Plans	22
4.26.	Labor Discussions	23
4.27.	Untrue or Omitted Facts	23

ADDITIONAL AGREEMENTS OF THE PARTIES		23
5.1.	Confidentiality	23
5.2.	Publicity	24
5.3.	Accounting Cooperation	24
5.4.	Further Assurances	24
5.5.	Omitted	24
5.6.	Tax Matters	24
5.7.	Investment	24
5.8.	Escrow Agreement	24

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CONDITIONS		25
6.1.	Conditions to Obligations of Acquiror	25
	(a) Accuracy of Representations and Warranties	25
	(b) Performance	25
	(c) Certification	25
	(d) Resolutions and Written Consents	26
	(e) Good Standing Certificates	26
	(f) Articles of Merger	26
	(g) Due Diligence	26
	(h) Stockholder and Investor Agreements	26
6.2.	Conditions to the Obligations of the Company	26
	(a) Accuracy of Representations and Warranties	26
	(b) Performance	26
	(c) Certification	26
	(d) Resolutions	26
	(e) Intentionally Omitted	26
	(f) Articles of Merger	26
	(g) Due Diligence	26
	(h) Escrow Agreement	26

CLOSING		27
7.1.	Place and Date of Closing	27
7.2.	Items to be Delivered by the Company	27
7.3.	Items to be Delivered by Acquiror	27

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION		28
8.1.	Indemnification by Company	28
8.2.	Survival	28
8.3.	Indemnification by Acquiror	28
8.4.	Defense of Claims	28

TERMINATION OF AGREEMENT		29
9.1.	Termination	29
9.2.	Effect of Termination	29

PARTIES		29
10.1.	Parties in Interest	29
10.2.	Notices	29
10.3.	Affiliates	30

MISCELLANEOUS		30
11.1.	Non-Assignability; Binding Effect	30
11.2.	Nonsurvival of Representations and Warranties	31
11.3.	Exhibits and Schedules	31
11.4.	Waiver	31
11.5.	Independent Covenants	31
11.6.	Severability	31
11.7.	Entire Agreement	31
11.8.	Modifications and Amendments	31
11.9.	Time of Essence	32
11.10.	Governing Law	32
11.11.	Exclusive Jurisdiction; Venue	32
11.12.	Waiver of Jury Trial	32
11.13.	Construction	32
11.14.	Section Headings	32
11.15.	Counterparts	32
11.16.	No Strict Construction	32

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DEFINITIVE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS DEFINITIVE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is made and entered into as of December 26, 2019, by and among REAC GROUP, INC., a Florida corporation (“Acquiror”), and FLORIDA BEAUTY EXPRESS INC., a Florida corporation, FLORIDA BEAUTY FLORA INC., a Florida corporation, FLORAL LOGISTICS OF MIAMI INC., a Florida corporation, FLORAL LOGISTICS OF CALIFORNIA INC., a California corporation, and TEMPEST TRANSPORTATION INC. , a Florida corporation, (each a “Company” and collectively the “Companies”).

R E C I T A L S:

WHEREAS, Acquiror, and the Companies intend to effect a merger of the Companies with the Acquiror (the “Merger”) pursuant to this Agreement and in accordance with the Florida Business Corporation Act (“Florida Law”); and

WHEREAS, the Boards of Directors of the Companies have determined that the Merger is consistent with and in furtherance of the long term business strategy of the Companies and is fair to, and in the best interest of, the Companies and its stockholders and has approved and adopted this Agreement and the transactions contemplated thereby, and recommended approval and adoption of this Agreement by the stockholders of the Companies; and

WHEREAS, it is intended that for federal income tax purposes the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and that for accounting purposes the Merger will be treated as a purchase.

NOW, THEREFORE, in consideration of the foregoing and the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements, conditions and promises contained herein, the parties hereby agree as follows:

ARTICLE I

MERGER

1.1. The Merger. In accordance with the provisions of, and subject to the terms and conditions of, this Agreement, the individual Share Exchange Agreements, and Florida Law, at the Effective Time (defined below), the Companies shall be merged with and into Acquiror (the “Merger”), and each of the Companies shall continue as a subsidiary of the surviving corporation of the Merger (the “Surviving Corporation”) and shall retain the names of the Companies. Acquiror and the Companies are sometimes herein referred to as the “Constituent Corporations”.

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1.2. The Effective Time of the Merger. Subject to the provisions of this Agreement and Florida Law, a certificate of merger with respect to the Merger shall be executed, delivered and filed with the Secretary of State of the State of Florida by each of the Constituent Corporations on the Closing Date (as hereinafter defined). The Merger shall become effective on the date and time of such filing (the “Effective Time”).

1.3. Effect of Merger. At the Effective Time, the separate existence of the Acquiror shall cease, and the Surviving Corporation shall possess all of the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations and shall have such other effects as provided by Florida Law.

1.4. Articles and By-Laws of Surviving Corporation. From and after the Effective Time: (a) the Articles of Incorporation (the “Articles”) of the Companies, as amended herein, shall be the Articles of the Surviving Corporation; (b) the by-laws of Companies, as amended herein, shall be the by-laws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the Articles or such by-laws; and (c) the directors and officers of Companies shall be the directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the Articles and the by-laws of the Surviving Corporation, as applicable.

1.5. Taking of Necessary Action. Prior to the Effective Time, the parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement.

ARTICLE II

CONVERSION AND EXCHANGE OF SECURITIES

2.1. (a) Effect of Share Conversion (Common Stock). At the Effective Time, the aggregate number of shares of Common stock of the Companies (“Companies’ Common Stock”), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive and aggregate of 15,015,002 (Fifteen Million Fifteen Thousand two) shares of Acquiror Common Stock (“Acquiror Common Stock”), and an aggregate 500,000 (Five Hundred Thousand) shares of Acquiror’s Series A Preferred stock, par value $.001 per share (“Acquiror Preferred Stock”) to be issued as set forth on Schedule 2.1. As set forth in Acquiror’s Articles of Incorporation, each of the Class A Preferred Shares, is entitled to 5,000 (Five Thousand) votes per shares on any matter on which the shareholders of the Corporation are entitled to vote.

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(b) No Further Rights in Company Common Stock. On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the “Common Stock Certificates”) shall cease to have any rights as stockholders of the Company, except the right to receive the consideration set forth in this Article II.

(c) Consideration. The total purchase price of the Mr. DeAngelis’ shares (15,015,002 shares of common stock and 500,000 shares of Series A Preferred) shall be $350,000 (the “Purchase Price”)of which $100,000 shall be paid in cash at closing by wired funds to Robert DeAngelis, (the “Closing Cash”), and the remaining $150,000 will be payable in $75,000 installments for the first two quarters after closing (on or before March 31, 2020 and June 30, 2020) and Mr. DeAngelis will also receive 100,000 shares of common stock, that will be valued at $1.00 per share, respectively.

(d) Share Purchase. Companies shall receive approximately 99% of the Company’s common stock, which is currently held by Robert DeAngelis, (15,015,002 shares). Companies shall also receive the Preferred A stock of 500,000 shares which is 2,500,000 preferred voting shares (5000 votes for each share).

2.2. Exchange of Stock Certificates.

(a) Exchange at Closing. At Closing upon performance by the Company of the obligations set forth in Section 6.1(b), Companies shall deliver to the Escrow Agent designated in the Escrow Agreement to be entered into pursuant to Section 5.8 hereof resolutions on behalf of each holder of the Common Stock Certificates authorizing the cancelation of said certificates to be held by and the Acquiror Common Stock and Acquiror Preferred Stock be disbursed by the Escrow Agent pursuant to the terms of said Escrow Agreement.

(b) Closing of the Companies’ Stock Transfer Books . At or after the Effective Time, there shall be no transfers on the stock transfer books of each of the Companies of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Stock Certificates are presented to the Surviving Corporation, they shall be confiscated and destroyed by the Surviving Corporation.

(c) Effect of Escheat Laws. Neither the Acquiror, the Surviving Corporation, nor any other party hereto shall be liable to a holder of a Stock Certificate for any consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

(d) Lost Stock Certificates. In the event that any Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and posting bond acceptable to Acquiror by the person claiming such Stock Certificate to be lost, stolen or destroyed, the shares of Acquiror Common Stock and Acquiror Preferred Stock, as provided in this Section 2.2 shall be deliverable in respect thereof pursuant to this Agreement.

(e) Risk of Loss. The risk of loss with respect to any shares of the Companies to be delivered to Escrow Agent hereunder shall pass, only upon physical delivery of the shares to the Escrow Agent.

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2.3. Shares of Dissenting Stockholders. The Agreement shall only be effective with the unanimous consent of the shareholders of the Companies.

2.4. Stock Legends . All shares of Acquiror Preferred Stock, Acquiror Common Stock of all types and classes to be issued in the Merger or upon conversion shall be characterized as “restricted securities” under the Securities Act of 1933 (the “1933 Act”), and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION IS NOT REQUIRED.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Companies make the following representations and warranties to Acquiror, each of which shall be deemed material (and Acquiror, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties):

3.1. Organization, Good Standing and Qualification of the Companies; Articles and By-Laws. The Companies are corporations duly organized and validly existing under the laws of the State of Florida and California and are in good standing under such laws and has requisite corporate power and authority to own properties owned by it and to conduct business as being conducted by it, except where the failure to be existing and in good standing or have such power would not have a Company Material Adverse Effect (as defined herein). The Companies are qualified to do business as a foreign corporation in all jurisdictions in which its ownership of property or activities might require its qualification to do business as a foreign corporation, except where the failure to be so qualified would not have a Company Material Adverse Effect. The Companies have made available to Acquiror or representatives of Acquiror true, correct and complete copies of its Articles and by-laws, each as amended to date. As used in this Agreement, “Company Material Adverse Effect” means any material adverse change in, or material adverse effect on, the business, financial condition or operations of the Companies, taken as a whole which would prevent the Companies from operating in substantially the same manner as presently or involves more than $10,000.

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3.2. Corporate Power of the Companies. The Companies have all requisite corporate power and authority to execute and deliver this Agreement, to carry out and perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Companies of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by the Boards of Directors of the Companies. Except for obtaining the approval of its stockholders, no further corporate authorization is necessary on the part of the Companies to consummate the transactions contemplated hereby.

3.3. Subsidiary. The Companies have no subsidiaries and do not directly or indirectly own of record or beneficially any other capital stock or equity interest or investment in any corporation, association or business entity.

3.4. Capitalization. The authorized capital stock of the Companies consists of 1,003,600 shares of common stock with par of approximately $0.001. Schedule 3.4 sets forth all of the holders and shares held, as of the date of this Agreement, of the Company’s common stock issued outstanding. All the issued and outstanding shares of common stock have been duly authorized and validly issued, are fully paid and nonassessable. Except as set forth in Schedule 3.4, as of the date hereof, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. Except as set forth in Schedule 3.4, there are no existing voting trusts or similar agreements to which the Company are a party with respect to the voting of the capital stock of the Company. The Company holds no shares of its capital stock in its treasury. All dividends and distributions of any nature with respect to any capital stock of the Company, declared or set aside prior to the Closing, have been paid.

3.5. Valid and Binding Agreement of the Companies. Assuming this Agreement constitutes the valid and binding obligation of the other parties hereto and subject to the adoption of this Agreement by the Companies’ stockholders, this Agreement, when executed and delivered by the Companies, constitutes or will constitute the legal, valid and binding obligation of the Companies, enforceable against the Companies in accordance with its terms, subject to: (a) applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally; and (b) equitable defenses and to the discretion of the court before which any proceedings seeking the remedy of specific performance and injunctive and other forms of equitable relief may be brought.

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3.6. No Breach of Statute or Contract. Except for matters specifically described on Schedule 3.6, neither the execution, delivery and performance of this Agreement by the Companies nor compliance with the terms and provisions of this Agreement on the part of the Companies will: (i) violate any provision of the Companies’ Articles, by-laws or any other organizational documents of the Companies, as amended; (ii) require of the Companies the issuance of any authorization, license, consent or approval of or require notice to or filing with, any federal or state governmental agency; or (iii) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both a default under any mortgage, indenture, agreement, permit, deed of trust, lease, franchise, license or instrument to which the Companies are a party or by which it or any of its properties are bound, or any judgment, decree, order, rule or regulation or other restriction of any court or any regulatory body, administrative agency or other governmental body applicable to the Companies or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Companies pursuant to any such term.

3.7. Financial Information . The Companies have prepared true and complete copies of its unaudited financial statements for the period ended September 30, 2019 (the “Company Financial Statements,” a copy of which are attached as Exhibit A). Except as noted therein, the Companies’ Financial Statements fairly present, in all material respects, the financial position of the Companies as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, to normal year end or month end adjustments.

3.8. Absence of Undisclosed Liabilities. Schedule 3.8 sets forth all debts, liabilities or obligations, contingent or absolute (“Liabilities”), of the Companies, and the payment arrangements with each of the creditors for such Liabilities, except for liabilities or obligations (i) disclosed on the Companies’ Financial Statements, (ii) not required under generally accepted accounting principles to be disclosed on the Companies’ Financial Statements, and (iii) which would not have a Company Material Adverse Effect.

3.9. Absence of Certain Changes. Except as disclosed on Schedule 3.9, since September 30, 2019 the Company has not: (a) suffered any change constituting a Company Material Adverse Effect; (b) amended its Articles or by-laws; (c) split, combined or reclassified Company Common Stock; (d) declared or set aside or paid any dividend or other distribution with respect to Company Common Stock; (e) materially changed the Company’s accounting principles, practices or methods; or (f) conducted any transaction or activity other than in the ordinary course of business.

3.10. Taxes. Except as set forth on Schedule 3.10:

(a) The Company has filed all Tax Returns (as hereinafter defined) that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes (as hereinafter defined) owed by the Company (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid except for taxes not yet due and payable. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. There are no liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for Taxes not yet due.

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(b) The Company are not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of an Affiliated Group (as hereinafter defined) filing a consolidated Federal income Tax Return and (ii) has no liability for the Taxes of any Person (as hereinafter defined) under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(c) The Company shall not be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code (as hereinafter defined) or any comparable provision of state, local or foreign tax law. No issue relating to Taxes has been raised in writing by a taxing authority during any pending audit or examination, and no issue relating to Taxes was raised in writing by a taxing authority in any completed audit or examination, that reasonably can be expected to recur in a later taxable period.

(d) Except for limitations imposed by Sections 382 through 384 of the Code and analogous provisions of state tax law, the Merger will not result in any Tax liability to the Company or result in a reduction of the amount of any net operating loss, net operating loss carryover, net capital loss, net capital loss carryover, Tax credit, Tax credit carryover, excess charitable contribution or basis of property that otherwise would be available to the Company by reason or as a result of deferred intercompany transactions, excess loss accounts, or otherwise.

(e) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, are not obligated to make any payments and are not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(f) As used in this Agreement, “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law; “Code” means the Internal Revenue Code of 1986, as amended; “Company” means the Company and/or any corporation that at any time has been a subsidiary of the Company; “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof); “Tax” means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including Taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other Tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and “Taxes” means any or all of the foregoing collectively; and “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

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3.11. Contracts; Insurance. Except as set forth in Schedule 3.11, the Company has no other currently existing contract, obligation, agreement, plan, arrangement, commitment or the like of any material nature regarding the following:

(a) Employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the Company, and agreements among stockholders and the Company;

(b) Loan or other agreements, notes, indenture, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the Company’s property or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other person;

(c) Agreements with dealers, sales representatives, brokers or other distributors, jobbers, advertisers or sales agencies;

(d) Agreements with any labor union or collective bargaining organization or other labor agreements;

(e) Contracts or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, including without limitation agreements with processors and subcontractors;

(f) Joint venture contracts or arrangements or other agreements involving a sharing of profits or expenses to which the Company are a party;

(g) Agreements limiting the freedom of the Company to compete in any line of business or in any geographic area or with any person;

(h) Agreements providing for disposition of the business, assets or shares of the Company, agreements of merger or consolidation to which the Company are a party or letters of intent with respect to the foregoing;

(i) Letters of intent or agreements with respect to the Merger of the business, assets or shares of any other business;

(j) Insurance policies; and

(k) Leases for real or personal property.

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Each of the material contracts, agreements and understandings set forth in Schedule 3.11 are in full force and effect, except where the failure to be in full force and effect would not have a Company Material Adverse Effect against the Company. Except as set forth on Schedule 3.14, to the knowledge of the Company, there are no existing defaults by the Company thereunder, which default would result in a Company Material Adverse Effect and the other parties are not in default of any of the material contracts, agreements and understandings.

3.12. Litigation. Except as set forth on Schedule 3.12, there are neither pending nor, to the Company’s knowledge, threatened any legal or governmental action, suit, investigation, proceeding or claim, to which the Company are or may be named as a party by or before any court, governmental or regulatory authority or by any third party that are reasonably likely to have a Company Material Adverse Effect. The Company are not a party or subject to the provisions of any material injunction, judgment, decree, or order of any court, regulatory body, administrative agency or other governmental body. For purposes of this Agreement, “Company’s knowledge” or “known to Company” means knowledge of any of the following officers, directors or senior management of the Company.

3.13. Title to Properties; Liens and Encumbrances. The Company has good and valid title in all property and assets recorded on the Company Financial Statements, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges. The Company owns or has adequate rights to use all such properties or assets as are necessary to its operations as now conducted.

3.14. Compliance. The Company are not in violation of any term of its Articles or by-laws, as amended. Except as set forth on Schedule 3.14, to the Company’s knowledge, the Company are not in violation of or default under any provision of: (a) any mortgage, indenture, contract, agreement, license, deed of trust, lease, franchise, permit or other instrument to which it are a party or by which it or any of its properties are bound and there does not exist any state of facts which constitutes an event of default or which, with notice or lapse of time or both, would constitute an event of default; or (b) any judgment, decree, order, statute, rule or regulation to which the Company are subject to, but excluding from the foregoing clauses (a) and (b), defaults or violations which would not have a Company Material Adverse Effect or which become applicable as a result of the business or activities in which Acquiror is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Acquiror.

3.15. Compliance with Environmental Laws. To the Company’s knowledge, the Company are in material compliance with all applicable statutes, laws and regulations relating to the protection of the environment or occupational health and safety except for non-compliance which would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has not received any written notice of, or to the knowledge of the Company, are the subject of, any actions, claims, investigations, demands or notices alleging liability under or non-compliance with any laws relating to the protection of the environment or occupational health and safety which would, individually or in the aggregate, have a Company Material Adverse Effect.

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3.16. Brokers or Finders. The Company represents, as to itself and its Affiliates, that, except as set forth on Schedule 3.16, no agent, broker, investment banker, financial advisor or other firm or person are or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

3.17. Permits and Licenses. Schedule 3.17 sets forth all permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by the Company. The Company has all permits, licenses, orders, franchises and approvals of all federal, state, local and foreign governmental or regulatory bodies, whose failure to be held would have a Company Material Adverse Effect and such permits, licenses, orders, franchises and approvals are in full force and effect, and no suspension or cancellation of any of such other permits, licenses, etc. are pending or to the knowledge of the Company threatened; and the Company are in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals.

3.18. Banking Arrangements. Schedule 3.18 sets forth the name of each bank in or with which the Company has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box, including the names of all persons currently authorized to draw thereon or having access thereto; and the names of all persons, if any, now holding powers of attorney from the Company and a summary statement of the terms thereof.

3.19. Interest in Assets. Neither the stockholders of Company nor any Affiliate(s) of the stockholders nor anyone else other than Company owns any property or rights, tangible or intangible, used in or related, directly or indirectly, to the business of the Company.

3.20. Employee Benefit Plans. Other than as set forth on Schedule 3.20: (a) there are no “employee pension benefit plans” (within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (collectively, the “Pension Plans”) maintained by the Company; and (b) the Company does not have any policies or plans, whether written or not, that provide for vacation benefits, severance benefits, leave rights or other benefits to its employees. There are no outstanding liabilities of the Company to the Pension Plans, and the Company knows of no potential liabilities in connection therewith. There are no actions, suits or claims, other than for benefits in the normal course, pending or to the knowledge of the Company threatened, and the Company has no knowledge of any facts which could give rise to any actions, suits or claims, against any of the Pension Plans, or against the Company which might subject the Company to any material liability.

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3.21. Labor Discussions. The Company are not, and nor has it ever been, a party to any agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of the Company’s employees, nor obligated under any agreement to recognize or bargain with any labor organization or union, nor involved in any labor discussions with any unit or group seeking to become the bargaining unit for any of its employees.

3.22. Untrue or Omitted Facts. No representation, warranty or statement by the Company in this Agreement contains any untrue statement of a material fact or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ACQUIROR

The Acquiror, makes the following representations and warranties to Company, each of which shall be deemed material (and Company, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties):

4.1. Organization, Good Standing and Qualification. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have an Acquiror Material Adverse Effect (as defined herein). Acquiror is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have an Acquiror Material Adverse Effect.

As used in this Agreement, “Acquiror Material Adverse Effect” means any material adverse change in, or material adverse effect on, the business, financial, condition or operations of Acquiror and its Subsidiaries, taken as a whole which would prevent the Acquiror from operating in substantially the same manner as presently or involves more than $10,000.

4.2. Articles of Incorporation and By-Laws. Acquiror has delivered to the Companies accurate and complete copies of its Articles and by-laws, including all amendments thereto. There has not been any violation of any provisions of Acquiror’s Articles or its by-laws, and no action has been taken that are inconsistent in any material respect with any resolution adopted by the stockholders, the Boards of Directors or any committee of the Boards of Directors of Acquiror.

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4.3. Subsidiary. Acquiror is the sole shareholder of the subsidiaries (if any) and does not directly or indirectly own of record or beneficially any other capital stock or equity interest or investment in any corporation, association or business entity other than that set forth on Schedule 4.3.

4.4. Capitalization. The authorized capital stock of the Acquiror consists of 200,000,000 shares of common stock having a par value of $.001, of which 15,107,517 are issued and outstanding and 500,000 shares of Series A Preferred stock having a par value of $.001. Schedule 4.4 sets forth all of the holders and shares held, as of the date of this Agreement, of the Acquiror’s preferred stock issued outstanding and any holders of common stock owning more than 10% thereof. All the issued and outstanding shares of common stock have been duly authorized and validly issued, are fully paid and nonassessable. Except as set forth in Schedule 4.4, as of the date hereof, the Acquiror does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. Except as set forth in Schedule 4.4, there are no existing voting trusts or similar agreements to which the Acquiror is a party with respect to the voting of the capital stock of the Acquiror. All dividends and distributions of any nature with respect to any capital stock of the Acquiror, declared or set aside prior to the Closing, have been paid. The Acquiror represents that the Acquiror does not have any commitments to issue shares in addition to that number of shares currently issued and outstanding other than those shares of Acquiror Preferred Stock to be issued pursuant to the Merger.

4.5. Corporate Authority; Binding Nature of Agreement. Acquiror has all requisite corporate power and authority to execute and deliver this Agreement, to carry out and perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Acquiror of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by their respective Boards of Directors. No further corporate authorizations are necessary on the part of Acquiror to consummate the transactions contemplated hereby. Assuming this Agreement constitutes the valid and binding obligation of the other parties hereto, this Agreement, when executed and delivered by Acquiror, constitutes or will constitute the legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, subject to: (a) applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally; and (b) equitable defenses and to the discretion of the court before which any proceedings seeking the remedy of specific performance and injunctive and other forms of equitable relief may be brought.

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4.6. No Breach of Statute or Contract. Except for: (a) matters set forth in Schedule 4.6; (b) the filing of the Articles of Merger; (c) applicable requirements under corporation or “blue sky” laws of various states; and (d) matters specifically described in this Agreement, neither the execution, delivery and performance of this Agreement by Acquiror, nor compliance with the terms and provisions of this Agreement on the part of Acquiror will: (i) violate any provision of Acquiror’s Articles, by-laws or any other organizational documents of Acquiror, as amended; (ii) require the issuance of any authorization, license, consent or approval of or require notice to or filing with, any federal or state governmental agency; or (iii) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both a default under any mortgage, indenture, agreement, permit, deed of trust, lease, franchise, license or instrument to which Acquiror is a party or by which either of them or any of their properties are bound, or any judgment, decree, order, rule or regulation or other restriction of any court or any regulatory body, administrative agency or other governmental body applicable to Acquiror or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Acquiror or Merger pursuant to any such term, except in the case of clauses (ii) or (iii) for such violations, breaches or defaults which, or authorizations, licenses, consents, approvals, notices or filings the failure of which to obtain or make, (x) would not have an Acquiror Material Adverse Effect or would not materially adversely affect the ability of Acquiror to consummate the transactions contemplated by this Agreement, or (y) would become applicable as a result of the business or activities in which the Acquiror is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, the Acquiror.

4.7. SEC Reports. The Acquiror is a “Reporting Issuer” and is required to file periodic reports with the SEC.

4.8. Financial Information. The Acquiror has posted its latest financial statements for the year ended December 31, 2018 and subsequent quarters in 2019, on the SEC and OTC Markets website. Except as noted therein, the Acquiror Financial Statements fairly present, in all material respects, the financial position of the Acquiror as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, to normal year end or month end adjustments.

4.9. Issuance of Acquiror of Common and Preferred Stock. The issuance and delivery by Acquiror of shares of Acquiror Common and Preferred Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary action on the part of Acquiror. The shares of Acquiror Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

4.10. Brokers or Finders. Acquiror represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person are or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

4.11. Consents. Acquiror’s execution and delivery of this Agreement does not, and Acquiror’s performance of this Agreement and the consummation of the transaction contemplated hereby will not require any filing to or receipt of any material consent from any person except for: (a) as set forth in Schedule 4.11; (b) applicable requirements of the 1933 Act, as amended; (c) state securities or “Blue Sky” laws; and (d) the filing of Articles of Merger as required by Florida Law.

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4.12 Litigation. Except as set forth on Schedule 4.12, there are neither pending nor, to the Acquiror’s knowledge, threatened any legal or governmental action, suit, investigation, proceeding or claim, to which the Acquiror is or may be named as a party by or before any court, governmental or regulatory authority or by any third party that are reasonably likely to have an “Acquiror Material Adverse Effect”. The Acquiror is not a party or subject to the provisions of any material injunction, judgment, decree, or order of any court, regulatory body, administrative agency or other governmental body. For purposes of this Agreement, “Acquiror’s knowledge” or “known to Acquiror” means knowledge of any of the officers, directors or senior management of the Acquiror.

4.13. Absence of Undisclosed Liabilities. All Liabilities are disclosed on its SEC filings, except: (i) those not required under generally accepted accounting principles to be disclosed on the SEC filings, (ii) those which would not have an Acquiror Material Adverse Effect, and (iii) those which arose in the ordinary course of business subsequent to the Acquiror’s latest financial Statements.

4.14. Absence of Certain Changes. Except as disclosed on Schedule 4.14, since its last posted Financial Statements, Acquiror has not: (a) suffered any change constituting an Acquiror Material Adverse Effect; (b) amended its Articles or by-laws; (c) split, combined or reclassified Acquiror Preferred Stock; (d) declared or set aside or paid any dividend or other distribution with respect to Acquiror Preferred Stock; (e) materially changed Acquiror’s accounting principles, practices or methods; or (f) conducted any transaction or activity other than in the ordinary course of business.

4.15. Taxes. Except as set forth on Schedule 4.15:

(a) The Acquiror has filed all Tax Returns (as hereinafter defined) that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes (as hereinafter defined) owed by the Acquiror (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid except for taxes not yet due and payable. The Acquiror has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. There are no liens on any of the assets of the Acquiror that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for Taxes not yet due.

(b) The Acquiror is not a party to any Tax allocation or sharing agreement. The Acquiror (i) has not been a member of an Affiliated Group (as hereinafter defined) filing a consolidated Federal income Tax Return and (ii) has no liability for the Taxes of any Person (as hereinafter defined) under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

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(c) The Acquiror shall not be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code (as hereinafter defined) or any comparable provision of state, local or foreign tax law. No issue relating to Taxes has been raised in writing by a taxing authority during any pending audit or examination, and no issue relating to Taxes was raised in writing by a taxing authority in any completed audit or examination, that reasonably can be expected to recur in a later taxable period.

(d) Except for limitations imposed by Sections 382 through 384 of the Code and analogous provisions of state tax law, the Merger will not result in any Tax liability to the Acquiror or result in a reduction of the amount of any net operating loss, net operating loss carryover, net capital loss, net capital loss carryover, Tax credit, Tax credit carryover, excess charitable contribution or basis of property that otherwise would be available to the Acquiror by reason or as a result of deferred intercompany transactions, excess loss accounts, or otherwise.

(e) The Acquiror has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Acquiror has not made any payments, are not obligated to make any payments and are not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Acquiror has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(f) The Acquiror is not an S corporation (within the meaning of Section 1361(a)(1) of the Code). All material elections with respect to Taxes affecting the Acquiror is disclosed or attached to a Tax Return of the Acquiror.

(g) As used in this Agreement, “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law; “Code” means the Internal Revenue Code of 1986, as amended; “Acquiror” means the Acquiror and/or any corporation that at any time has been a subsidiary of the Acquiror. “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof); “Tax” means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including Taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other Tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and “Taxes” means any or all of the foregoing collectively; and “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

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4.16. Contracts; Insurance. Except as set forth in Schedule 4.16, the Acquiror has no other currently existing contract, obligation, agreement, plan, arrangement, commitment or the like of any material nature regarding the following:

(a) Employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the Acquiror, and agreements among stockholders and the Acquiror;

(b) Loan or other agreements, notes, indenture, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the Acquiror’s property or any agreement or instrument evidencing any guaranty by the Acquiror of payment or performance by any other person;

(c) Agreements with dealers, sales representatives, brokers or other distributors, jobbers, advertisers or sales agencies;

(d) Agreements with any labor union or collective bargaining organization or other labor agreements;

(e) Contracts or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, including without limitation agreements with processors and subcontractors;

(f) Joint venture contracts or arrangements or other agreements involving a sharing of profits or expenses to which the Acquiror is a party;

(g) Agreements limiting the freedom of the Acquiror to compete in any line of business or in any geographic area or with any person;

(h) Agreements providing for disposition of the business, assets or shares of the Acquiror, agreements of merger or consolidation to which the Acquiror is a party or letters of intent with respect to the foregoing;

(i) Letters of intent or agreements with respect to the Merger of the business, assets or shares of any other business;

(j) Insurance policies; and

(k) Leases for real or personal property.

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Each of the material contracts, agreements and understandings set forth in Schedule 4.16 are in full force and effect, except where the failure to be in full force and effect would not have a Company Material Adverse Effect against the Companies. Except as set forth on Schedule 4.16, to the knowledge of the Acquiror, there are no existing defaults by the Acquiror thereunder, which default would result in an Acquiror Material Adverse Effect and the other parties are not in default of any of the material contracts, agreements and understandings.

4.17. Title to Properties; Liens and Encumbrances. The Acquiror has good and valid title in all property and assets recorded on the Acquiror Financial Statements, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges, except: (a) as would not have an Acquiror Material Adverse Effect; (b) as shown on the Acquiror Financial Statements or footnotes thereto; or (c) tax, materialmen’s or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings. The Acquiror owns or has adequate rights to use all such properties or assets as are necessary to its operations as now conducted.

4.18. Intellectual Property. Except for such claims, which individually or in the aggregate, would not have an Acquiror Material Adverse Effect, there are no pending or threatened claims of which the Acquiror has been given written notice by any person against their use of any material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names and copyright registrations, patents and all applications therefor which are owned by the Acquiror and used in its operations as currently conducted (the “Acquiror Intellectual Property”). To the Acquiror’s knowledge, the Acquiror has such ownership of or such rights by license, lease or other agreement to the Acquiror Intellectual Property as are necessary to permit it to conduct its operations as currently conducted, except where the failure to have such rights would not have an Acquiror Material Adverse Effect.

4.19. Compliance. The Acquiror is not in violation of any term of its Articles or by-laws, as amended. Except as set forth on Schedule 4.19, to the Acquiror’s knowledge, the Acquiror is not in violation of or default under any provision of: (a) any mortgage, indenture, contract, agreement, license, deed of trust, lease, franchise, permit or other instrument to which it are a party or by which it or any of its properties are bound and there does not exist any state of facts which constitutes an event of default or which, with notice or lapse of time or both, would constitute an event of default; or (b) any judgment, decree, order, statute, rule or regulation to which the Acquiror is subject to, but excluding from the foregoing clauses (a) and (b), defaults or violations which would not have an Acquiror Material Adverse Effect or which become applicable as a result of the business or activities in which Companies are or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Companies.

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4.20. Compliance with Environmental Laws. To the Acquiror’s knowledge, the Acquiror is in material compliance with all applicable statutes, laws and regulations relating to the protection of the environment or occupational health and safety except for non-compliance which would not, individually or in the aggregate, have an Acquiror Material Adverse Effect. The Acquiror has not received any written notice of, or to the knowledge of the Acquiror, is the subject of, any actions, claims, investigations, demands or notices alleging liability under or non-compliance with any laws relating to the protection of the environment or occupational health and safety which would, individually or in the aggregate, have an Acquiror Material Adverse Effect.

4.21. Accounts and Notes Receivable. Schedule 4.21 sets forth a true and correct copy of all accounts and notes receivable of the Acquiror as of the date of this Agreement. Except as set forth on Schedule 4.21, all of the accounts and notes receivable were or will have been created in the ordinary course of the Acquiror’s business, from the sale of services or goods, and the Acquiror knows of no valid defense or right of set-off to the rights of the Acquiror to collect such accounts receivable in the full amounts shown.

4.22. Permits and Licenses. Schedule 4.22 sets forth all permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by the Acquiror. The Acquiror has all permits, licenses, orders, franchises and approvals of all federal, state, local and foreign governmental or regulatory bodies, whose failure to be held would have an Acquiror Material Adverse Effect and such permits, licenses, orders, franchises and approvals are in full force and effect, and no suspension or cancellation of any of such other permits, licenses, etc. are pending or to the knowledge of the Acquiror threatened; and the Acquiror is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals.

4.23. Banking Arrangements. Schedule 4.23 sets forth the name of each bank in or with which the Acquiror has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box, including the names of all persons currently authorized to draw thereon or having access thereto; and the names of all persons, if any, now holding powers of attorney from the Acquiror and a summary statement of the terms thereof.

4.24. Interest in Assets. Neither the stockholders of Acquiror nor any Affiliate(s) of the stockholders nor anyone else other than Acquiror owns any property or rights, tangible or intangible, used in or related, directly or indirectly, to the business of the Acquiror.

4.25. Employee Benefit Plans. Other than as set forth on Schedule 4.25: (a) there are no “employee pension benefit plans” (within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (collectively, the “Acquiror Pension Plans”) maintained by the Acquiror; and (b) the Acquiror does not have any policies or plans, whether written or not, that provide for vacation benefits, severance benefits, leave rights or other benefits to its employees. There are no outstanding liabilities of the Acquiror to the Acquiror Pension Plans, and the Acquiror knows of no potential liabilities in connection therewith. There are no actions, suits or claims, other than for benefits in the normal course, pending or to the knowledge of the Acquiror threatened, and the Acquiror has no knowledge of any facts which could give rise to any actions, suits or claims, against any of the Acquiror Pension Plans, or against the Acquiror which might subject the Acquiror to any material liability.

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4.26. Labor Discussions. The Acquiror is not, and nor has it ever been, a party to any agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of the Acquiror’s employees, nor obligated under any agreement to recognize or bargain with any labor organization or union, nor involved in any labor discussions with any unit or group seeking to become the bargaining unit for any of its employees.

4.27. Untrue or Omitted Facts. No representation, warranty or statement by the Acquiror in this Agreement contains any untrue statement of a material fact or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

ARTICLE V

ADDITIONAL AGREEMENTS OF THE PARTIES

The parties hereby further agree that, from and after the Closing:

5.1. Confidentiality. Notwithstanding anything to the contrary contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon Acquiror under applicable state or federal securities or antitrust laws, it are expressly understood and agreed by Acquiror and the Companies that: (a) this Agreement, the Schedules and Exhibits hereto, and the conversations, negotiations and transactions relating hereto and/or contemplated hereby; and (b) all financial information, business records and other non-public information concerning Acquiror or the Companies which any of the parties or their respective representatives has received or may hereafter receive, shall be maintained in the strictest confidence by the parties and their respective representatives, and shall not be disclosed to any person that are not associated or affiliated with any of the parties and involved in the transactions contemplated hereby, without the prior written approval of Acquiror or the Companies, as applicable. The parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of Acquiror or the Companies. Except for information generally available to the public, in the event that the transactions contemplated hereby shall not be consummated for any reason, each of the parties covenants and agrees that neither it nor its representatives shall retain any documents, lists or other writings which they may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of themselves or their representatives, shall be returned to the original source of the material at issue or destroyed, if certified as to such destruction by an officer of such party). The parties hereto shall be responsible for any damages sustained by reason of their respective breaches of this Section 5.1, and this Section 5.1 may be enforced by injunctive relief.

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5.2. Publicity. The initial press releases with respect to the execution of this Agreement shall be acceptable to Acquiror and the Companies. Thereafter, so long as this Agreement are in effect, neither the Companies, nor any of its Affiliates shall issue or cause the publication of any press release with respect to the Merger, this Agreement or the other transactions contemplated hereby or otherwise without the prior agreement of Acquiror and Companies.

5.3. Accounting Cooperation. The Companies and Acquiror shall cause any accountants retained by the Companies or Acquiror to cooperate in connection with ongoing audit work relating to periods prior to the Closing Date, as required by applicable federal and state securities laws, and other reasonable requirements. Such cooperation shall include, without limitation, providing such assurances, comfort letters and access to work papers as may reasonably be requested by Acquiror or Companies and its accountants.

5.4. Further Assurances. From time to time from and after the Closing, the parties shall execute and deliver, or cause to be executed and delivered, any and all such further agreements, certificates and other instruments, and shall take or cause to be taken any and all such further action, as any of the parties may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement.

5.5. Intentionally Omitted.

5.6. Tax Matters. Acquiror and the Companies shall use commercially reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax-free reorganization under Section 368(a)(1) of the Code. The parties hereto shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code, and neither Acquiror, nor the Companies shall take any action or fail to take any action prior to or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization.

5.7. Investment. Each stockholder of the Companies will sign a representation letter in form and content acceptable to Acquiror representing among other facts that each: (a) understands that the Acquiror Stock issued in connection with the Merger has not been, and will not be, registered under the 1933 Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, which exemptions are dependent in part on the accuracy of such representations; (b) are acquiring the Acquiror Stock solely for his or her own account for investment purposes, and not with a view to the sale or distribution thereof; (c) are a sophisticated investor with knowledge and experience in business and financial matters so as to be able to evaluate the risks and merits of an investment in the Acquiror Stock or has had an advisor with sufficient education and experience to advise him or her as to such risks and merits; (d) has access to certain information concerning Acquiror, including the Acquiror Financial Statements and other filings made by Acquiror with the SEC, and has had the opportunity to ask questions and receive answers concerning the transaction and the business of Acquiror and to obtain additional information as desired in order to evaluate the merits and risks inherent in holding any Acquiror Stock; (e) are able to bear the economic risk and lack of liquidity inherent in holding any Acquiror Stock; and (f) understands that the Acquiror Stock cannot be transferred other than in a transaction registered or exempt from registration under the 1933 Act and will bear the restrictive legend described in Section 2.4 hereof, and that Acquiror has no obligation to register the Acquiror Stock.

5.8. Escrow. Each of the Acquiror and Company shall enter into an Escrow Agreement with Andrew Coldicutt, Esq. who shall hold and disburse the Escrow Items as called for by this Agreement.

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ARTICLE VI

CONDITIONS

6.1. Conditions to Obligations of Acquiror. The obligations of Acquiror to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by Acquiror:

(a) Accuracy of Representations and Warranties. All representations and warranties made by the Companies shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of that date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein), would not have a Company Material Adverse Effect.

(b) Performance. The Companies shall have performed, satisfied and complied with in all material aspects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Companies on or before the Closing Date. All of the stockholders of Companies shall have surrendered all of their certificates evidencing their shares of stock in Companies (or an affidavit and bond in form and content satisfactory to Acquiror if a certificate has been lost or destroyed) at or before Closing.

(c) Certification. Acquiror shall have received a certificate, dated the Closing Date, signed by an officer of the Companies certifying that the conditions specified in Sections 6.1(a) and (b) above have been fulfilled.

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(d) Resolutions and Written Consents. Acquiror shall have received certified resolutions of the Boards of Directors of the Companies authorizing the Companies’ execution, delivery and performance of this Agreement, and all actions to be taken by the Companies hereunder. Acquiror shall have also received written consents from all stockholders of the Companies authorizing the Companies’ execution, delivery and performance of this Agreement, and all actions to be taken by the Companies hereunder or minutes of a meeting of stockholders in lieu of a consent of stockholders.

(e) Good Standing Certificates. The Companies shall have delivered to Acquiror a certificate issued by the Secretary of State of Florida and the Secretary of State of California, evidencing the good standing of the Company in Florida as of a date not more than ten (10) calendar days prior to the Closing Date.

(f) Articles of Merger. Articles of merger with respect to the Merger shall have been executed, delivered and filed with the Secretary of State of the State of Florida by each of the Constituent Corporations on the Closing Date.

(g) Due Diligence. The Acquiror shall in its sole discretion have satisfactorily completed its due diligence of Company.

(h) Stockholder and Investor Agreements. All stockholder agreements and investor agreements relating to the Company shall have been terminated as of the Effective Time.

6.2. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by the Company:

(a) Accuracy of Representations and Warranties. All representations and warranties made by Acquiror shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of that date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein), would not have a Material Adverse Effect.

(b) Performance. Acquiror shall have performed, satisfied and complied in all material aspects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Acquiror on or before the Closing Date.

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(c) Certification. The Company shall have received a certificate, dated the Closing Date, signed by an officer of Acquiror certifying that the conditions specified in Sections 6.2(a) and (b) above have been fulfilled.

(d) Resolutions. The Company shall have received certified resolutions of the Boards of Directors of Acquiror authorizing the Merger and Acquiror’s execution, delivery and performance of this Agreement, and all actions to be taken by Acquiror hereunder.

(e) Intentionally omitted

(f) Articles of Merger. Articles of merger with respect to the Merger shall have been executed, delivered and filed with the Secretary of State of the State of Florida by each of the Constituent Corporations on the Closing Date.

(g) Due Diligence. The Company shall in its sole discretion have satisfactorily completed its due diligence on Acquiror.

ARTICLE VII

CLOSING

7.1. Place and Date of Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Andrew Coldicutt, P.A. or such other location as are agreed to between the parties, at a time mutually agreeable to the parties, or on such date as may be reasonably required to accommodate a satisfaction of the conditions precedent to Closing hereunder (the date of the Closing being referred to in this Agreement as the “Closing Date”) but in no event later than January 2, 2019 without consent of the parties.

7.2. Items to be Delivered by the Company. At the Closing, the Company will deliver or cause to be delivered to Acquiror:

(a) The certificate required by Section 6.1(c);

(b) The resolutions required by Section 6.1(d);

(c) The Good Standing Certificates required by Section 6.1(e); and

(d) The Companies’ Common Stock.

7.3. Items to be Delivered by Acquiror. At the Closing, Acquiror will deliver or cause to be delivered to the Company.

(a) The certificate required by Section 6.2(c);

(b) The resolutions required by Section 6.2(d); and

(c) The Acquiror Preferred Shares and the Acquiror Common Shares.

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ARTICLE VIII

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

8.1. Indemnification by Company. Company agrees to save, defend and indemnify Acquiror against and hold each of them harmless from any and all damages, claims, costs and expenses arising from the breach of any of Company’s representations, warranties, covenants or agreements contained herein or the documents executed by Company in connection herewith, which arise during the Indemnification Period.

8.2. Survival. Except as otherwise provided in Section 11.2 of this Agreement, the parties hereto agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a period of two (2) years from the Closing Date, (the “Indemnification Period”). To the extent that an Indemnified Party (as defined in the Escrow Agreement) asserts in writing a claim for damages against an Indemnifying Party (as hereinafter defined) prior to the expiration of the Indemnification Period, which claim reasonably identifies the basis for the claims and the amounts of any reasonably ascertainable damages, the Indemnification Period shall be extended for such claim until such claim are resolved, subject to the limitations hereinafter provided.

8.3. Indemnification by Acquiror. Acquiror agrees to save, defend and indemnify current holders of Company Common Stock who will receive shares of Acquiror Preferred Stock as a result of the consummation and closing of the Merger, against and hold each of them harmless from any and all damages arising from the breach of any of Acquiror’s representations, warranties, covenants or agreements contained herein or the documents executed by Acquiror in connection herewith, which arise during the Indemnification Period.

8.4. Defense of Claims. Each party entitled to indemnification under this Article VIII (the “Indemnified Party”) agrees to notify the party required to provide indemnification (the “Indemnifying Party”) with reasonable promptness of any claim asserted against it in respect of which the Indemnifying Party may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. The failure of the Indemnified Party to promptly give notice shall not preclude such Indemnified Party from obtaining indemnification under this Article VIII, except to the extent, and only to the extent, that the Indemnifying Party’s failure materially prejudices the rights or increases the liabilities and obligations of the Indemnifying Party. The Indemnifying Party shall have the right, at its election, to defend or compromise any such claim at its own expense with counsel of its choice; provided, however, that: (a) such counsel shall have been approved by the Indemnified Party prior to engagement, which approval shall not be unreasonably withheld or delayed; (b) the Indemnified Party may participate in such defense, if it so chooses with its own counsel and at its own expense; and (c) any such defense or compromise shall be conducted in a manner which are reasonable and not contrary to the Indemnified Party’s interest. In the event the Indemnifying Party does not undertake to defend or compromise, the Indemnifying Party shall promptly notify the Indemnified Party of its intention not to undertake to defend or compromise the claim.

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ARTICLE IX

TERMINATION OF AGREEMENT

9.1. Termination. Notwithstanding anything to the contrary contained herein this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof by either Acquiror or the Company.

9.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other party or parties specifying such termination are being made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Acquiror, or the Company or their respective directors, officers, employees, stockholders, representatives, agents or advisors.

ARTICLE X

PARTIES

10.1. Parties in Interest. Nothing in this Agreement, whether expressed or implied, are intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor are anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

10.2. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of service if served personally or by telecopier on the party to whom notice are to be given, or on the day after the date sent by recognized overnight courier service with all charges prepaid; or (b) three (3) days after being deposited in the United States mail if sent by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

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(a)	If to Acquiror:

REAC Group, Inc. 8878 Covenant Avenue, #209 Pittsburgh, PA 15237

with a copy to:

Andrew Coldicutt, Esq. 1220 Rosecrans St., PMB 258 San Diego, CA 92106 Andrew@ColdicuttLaw.com

(b)	If to the Company:

Florida Beauty Express, Inc., Florida Beauty Flora, Inc., Floral Logistics of Miami, Inc., Floral Logistics of California Inc. and Tempest Transportation Inc. 3400 NW 74th Avenue Unit 1 Miami, FL 33122

with a copy to:

Florida Beauty Flora, Inc. 3400 NW 74th Avenue Unit 1 Miami, FL 33122

or to such other address as either party shall have specified by notice in writing given to the other party.

10.3. Affiliates. Wherever used in this Agreement, the term “Affiliate” means, in respect to any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, are controlled by, or are under common control with the first person or entity.

ARTICLE XI

MISCELLANEOUS

11.1. Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

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11.2. Non-survival of Representations and Warranties. The parties hereto agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a period of two (2) years from the Closing Date. This Section 11.2 shall not limit any covenant or agreement contained in this Agreement which by its terms contemplates performance after the Effective Time.

11.3. Exhibits and Schedules. All exhibits and schedules attached hereto (the “Exhibits”) shall be construed with and deemed an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed pursuant to the Exhibits shall be deemed to be disclosed for all purposes under this Agreement, and all references to this Agreement herein or in any such Exhibits shall be deemed to refer to and include all such Exhibits.

11.4. Waiver. No waiver by either party of any default or nonperformance hereunder shall be deemed a waiver of any subsequent default or nonperformance. No waiver shall be effective unless in writing and signed by the party or parties to which the performance of duty is owed. No delay in the serving of any right or remedy shall constitute a waiver of any right or remedy.

11.5. Independent Covenants. The parties agree that each of the covenants and provisions contained in this Agreement shall be deemed severable and construed as independent of any other covenant or provision.

11.6. Severability. If all or any portion of a covenant or provision in this Agreement are held invalid, unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealable final decision, the remaining covenants and provisions shall remain valid and enforceable. Both parties expressly agree to be bound by any lesser covenant or provision subsumed within the terms of such covenant or provision that imposes the maximum duty permitted by law, as if the resulting covenant or provision were separately stated in, and made a part of this Agreement.

11.7. Entire Agreement. This Agreement contains and represents the entire and complete understanding and agreement concerning and in reference to the arrangement between the parties hereto. The parties hereto agree that no prior statements, representations, promises, agreements, instructions, or understandings, written or oral, pertaining to this Agreement, other than those specifically set forth and stated herein, shall be of any force or effect.

11.8. Modifications and Amendments. This Agreement may not be, and shall not be construed to have been modified, amended, rescinded, canceled, or waived, in whole or in part, except if done so in writing and executed by the parties hereto.

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11.9. Time of Essence. The parties to this Agreement acknowledge and agree that time are of the essence with respect to the consummation of the transactions contemplated by this Agreement.

11.10. Governing Law. The validity, interpretation and enforcement of this Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of Florida without giving effect to its conflicts of law provisions, and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

11.11. Exclusive Jurisdiction; Venue. EACH PARTY HERETO AGREES TO SUBMIT TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA, FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.

11.12. Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

11.13. Construction. Each party to this Agreement has had the opportunity to consult with counsel of its choice and make comments concerning this Agreement. No legal or other presumption against the party drafting this Agreement concerning its construction, interpretation or otherwise shall accrue to the benefit of any party to this Agreement and each party expressly waives the right to assert such a presumption in any proceedings or disputes connected with, arising out of, or involving this Agreement.

11.14. Section Headings. The titles to the numbered sections in this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of said covenants or provisions set forth herein.

11.15. Counterparts. This Agreement may be executed by each party upon a separate counterpart, and in such case one copy of this Agreement shall consist of enough of such copies to reflect the signature of all of the parties to this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.

11.16. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person. The term “including” as used herein shall be by way of example and shall not be deemed to constitute a limitation of any term or provision contained herein. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger and Reorganization as of the date first set forth above.

Acquiror:

REAC GROUP, INC.
a Florida corporation

By:	/s/ Robert DeAngelis
Name:	Robert DeAngelis
Title:	CEO

Company:

Florida Beauty Express, Floral Logistics of Miami and Tempest Transportation

By:	/s/ Ralph Milman
Name:	Ralph Milman
President

Florida Beauty Flora, Inc. and Floral Logistics of California, Inc.

By:	/s/ Ronan Koubi
Name:	Ronan Koubi
Title:	President, CEO

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List of Exhibits and Schedules

Exhibit	Description

Exhibit A	Company Financial Statements

Schedule	Description

Schedule 2.1	Issuance Schedule
Schedule 3.4	Capitalization
Schedule 3.6	No Breach of Statute or Contract
Schedule 3.8	Absence of Undisclosed Liabilities

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Exhibit A

Company Financial Statements

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Schedule 2.1

Issuance Schedule

Common Stock

Shares to Issue	Shareholder
5,005,000	Efrat Afek
5,005,001	Ralph Milman
5,005,001	Ronan Koubi

Series A Preferred Stock

Shares to Issue	Shareholder
166,667	Ralph Milman
166,666	Efrat Afek
166,667	Ronan Koubi

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Schedule 3.4

Capitalization of the Companies

Entity	Shares Authorized	Shares issued	Shares Outstanding
FBF	100	100	100
FBE	1,000,000	1,000,000	1,000,000
TEM	1000	1000	1000
FLC	1500	1500	1500
FLM	1000	1000	1000

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Schedule 3.6

No Breach of Statute or Contract

(None)

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Schedule 3.8

Absence of Undisclosed Liabilities

(None)

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Schedule 3.9

Absence of Certain Changes

(None)

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